Exhibit 10.30

AMENDMENT NO. 2 TO REVOLVING CREDIT FACILITY AGREEMENT

THIS AMENDMENT NO. 2 TO REVOLVING CREDIT FACILITY AGREEMENT, (this “Amendment”) is made as of May 17, 2004, by and among SEACOR Holdings Inc., (as successor in interest to SEACOR SMIT Inc.) (the “Borrower”), (2) the banks and financial institutions whose names and addresses are set out in Schedule A to the Credit Agreement, as defined below (together with any assignee pursuant to Section 11, collectively, the “Lenders”, each a “Lender”), (3) FLEET NATIONAL BANK, a national banking association, as syndication agent (the “Syndication Agent”), (4) DNB NOR BANK ASA (formerly Den Norske Bank ASA), a bank incorporated under the laws of the Kingdom of Norway, acting through its New York branch, with offices at 200 Park Avenue, New York, New York, as administrative agent (the “Administrative Agent”), (5) NORDEA, a Finnish banking corporation, acting through Nordea Bank Finland Plc, New York Branch, as documentation agent (the “Documentation Agent”), and (6) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, a bank incorporated under the laws of Scotland, as Co-Agent (the “Co-Agent” and together with the Syndication Agent, the Administrative Agent and the Documentation Agent, the “Agents”) and amends and is supplemental to that certain Credit Agreement dated as of February 5, 2002, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 15, 2004, by and among the Borrower, the Lenders and the Agents (collectively, the “Credit Agreement”).

WITNESSETH

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower a revolving credit facility in the amount of $200,000,000 (the “Facility”) for the purposes described in Section 3.2 of the Credit Agreement;

WHEREAS, the Borrower has requested, and the Lenders have agreed, that the definition of EBITDA be amended and that the Interest Coverage Ratio be modified; and

NOW, THEREFORE, the parties hereto, in consideration of the premises and their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, covenant and agree as follows:

1.               Definitions.  Unless otherwise defined herein, words and expressions defined in the Credit Agreement have the same meanings when used herein, including in the recitals hereto.

2.               Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Credit Agreement (as the same may be amended hereby) and the Note (updated mutatis mutandis).

3.               No Defaults.  The Borrower hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.               Performance of Covenants.  The Borrower hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Credit Agreement and the Note, on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, as amended hereby, so long as the Credit Agreement, as the same is amended hereby and may hereafter be amended or supplemented, shall remain in effect.

5.               Amendment to the Credit Agreement.  Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended and supplemented as follows:

(a)                                  all references to “this Agreement” shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(b)                                 the definition “EBITDA” in Section 1.1 shall be amended to read “means on a consolidated basis, the aggregate, to be measured on a trailing twelve (12) month basis, of (i) operating income (before deductions for interest, taxes, depreciation and amortization) (ii) interest income, (iii) “Equity in Net Earnings of Fifty Percent (50%) or Less Owned Companies” (as such term is used in the Borrower’s published financial reports) and (iv) “Gains and Losses from Equipment Sales – Net” (as such term is used in the Borrower’s published financial reports).”

(c)                                  Section 10.1 (a) (xvii) shall be amended to read “Maintain, on a consolidated basis, an Interest Coverage Ratio of not less than 3.25 to 1.0, determined at the end of each fiscal quarter.”

6.               No Other Amendment.  All other terms and conditions of the Credit Agreement shall remain in full force and effect and the Credit Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7.               Other Documents.  By the execution and delivery of this Amendment, the Borrower and the Lenders hereby consent and agree that all references to the Credit Agreement in the Note shall be deemed to refer to the Credit Agreement as amended by this Amendment.  By the execution and delivery of this Amendment, the Borrower hereby consents and agrees that the Note and any other documents that may be executed as security for the Facility and the Borrower’s obligations under the Credit Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

8.               Fees and Expenses.  On the date of this Amendment, the Borrower shall pay an amendment fee to the Administrative Agent (for the account of the Lenders)

in an amount of Twenty Thousand United States Dollars (US$20,000), such fee to be distributed to the Lenders on a pro rata basis based on each Lenders respective Commitment.  The Borrower agrees to pay promptly all costs and expenses (including legal fees) of any Agent or Lender in connection with the preparation of this Amendment.

9.               Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

10.         Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

11.         Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed by a duly authorized officer as of the day and year first written above.

SEACOR HOLDINGS INC.,
as Borrower

By:	/s/ Dick Fagerstal
Name:	Dick Fagerstal
Title:	Sr. Vice President, Corporate Development, Treasurer

DNB NOR BANK ASA, as Administrative Agent, Joint Lead Arranger and Lender		FLEET NATIONAL BANK, as Syndication Agent and Lender

By:	/s/ Barbara Gronquist	By:	/s/ Katherine A. Brand
Name:	Barbara Gronquist	Name:	Katherine A. Brand
Title:	Sr. Vice President	Title:	Director

By:	/s/ Nikolai A. Nachamkin
Name:	Nikolai A. Nachamkin
Title:	First Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Co- Agent and Lender		NORDEA, acting through Nordea Bank Finland Plc, New York Branch, as Documentation Agent, Joint Lead Arranger and Lender

By:	/s/ Alan Boothby	By:	/s/ Martin Lunder
Name:	Alan Boothby	Name:	Sr. Vice President
Title:	Director of Corporate Banking	Title:	Sr. Vice President

		By:	/s/ Anne Engen
		Name:	Anne Engen
		Title:	Vice President

HSH NORDBANK AG (formerly Hamburgische Landesbank), as Lender		BANK ONE NA, as Lender

By:	/s/ Radtke	By:	/s/ Jane Bek Keil
Name:	Radtke	Name:	Jane Bek Keil
Title:	Vice President	Title:	Director

By:	/s/ Dr. Hermanns
Name:	Dr. Hermanns
Title:	Sr. Vice President

WHITNEY NATIONAL BANK, as Lender
By:	/s/ Edgar W. Santa Cruz III
Name:	Edgar W. Santa Cruz III
Title:	Vice President